Exhibit (a)(2)

INFUSIVE US TRUST

750 Lexington Ave, 26th Floor

New York, NY 10022

DECLARATION OF TRUST

July 10, 2018

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INFUSIVE US TRUST

DECLARATION OF TRUST

This DECLARATION OF TRUST of Infusive US Trust is made as of the date above by the undersigned Trustee.

ARTICLE I

FORMATION AND DEFINITIONS

Section 1.          FORMATION AND NAME. The undersigned hereby establishes a Delaware statutory trust under the Delaware Act (as defined below) pursuant to this Declaration of Trust. This Declaration of Trust shall constitute the governing instrument of the Trust. The Trustees hereby declare that all money and property contributed to the Trust shall be held and managed pursuant to this Declaration of Trust. The name of the Trust established by this Declaration of Trust shall be “Infusive US Trust.”

Section 2.           DEFINITIONS. Unless otherwise provided or required by the context:

(a)          “Assets belonging to” a Series has the meaning set forth in Article IV, Section 5;

(b)          “By-laws” means the By-laws of the Trust adopted by the Trustees, as amended from time to time;

(c)          “Certificate of Trust” means the Certificate of Trust of the Trust as filed by the Trustees with the Office of the Secretary of State of the State of Delaware on even date herewith or hereafter in accordance with the Delaware Act, as amended from time to time;

(d)          “Class” means a class of Shares of a Series established pursuant to Article IV;

(e)          “Commission,” “Interested Person” and “Principal Underwriter” have the meanings provided in the 1940 Act;

(f)          “Covered Person” means a person so defined in Article IX, Section 2;

(g)          “Declaration of Trust” means this Declaration of Trust of the Trust, dated July 10, 2018, as amended or restated from time to time, which constitutes the “governing instrument of the Trust” within the meaning of Section 3801(c) of the Delaware Act;

(h)          “Delaware Act” means Chapter 38 of Title 12 of the Delaware Code, entitled “Treatment of Delaware Statutory Trusts,” as amended from time to time;

(i)          “Exchange” means a national securities exchange, including as defined in Section 2(a)(26) of the 1940 Act or in Section 6 of the Securities Exchange Act of 1934;

(j)          “IIV” means the intraday indicative value of a Series as calculated by a national securities exchange or agent of the Trust or Series;

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(k)          “Liabilities” means liabilities, debts, obligations, expenses, costs, charges and reserves;

(l)          “Majority Shareholder Vote” means “the vote of a majority of the outstanding voting securities” as defined in the 1940 Act;

(m)          “Net Asset Value per Share” means the net asset value of each Series or Class, determined as provided in Article V, Section 5;

(n)          “Outstanding Shares” means Shares shown in the books of the Series or their transfer agent or similar agent or entity as then issued and outstanding but does not include Shares that have been repurchased or redeemed by a Series and that are held in the treasury of the Series. When relating to matters on behalf of the Trust, “Outstanding Shares” means the Outstanding Shares of all of the Series existing pursuant to this Declaration of Trust, and when relating to matters of a particular Series, means all of the Outstanding Shares of such Series;

(o)           “Series” means a series of Shares established pursuant to Article IV;

(p)          “Shareholder” means a record owner of Outstanding Shares;

(q)          “Shares” means the equal proportionate transferable units of interest into which the beneficial interest of each Series or Class is divided from time to time (including whole Shares and fractions of Shares);

(r)          “Tax Code” means the Internal Revenue Code of 1986, as amended, and the rules and regulations thereunder, all as amended from time to time;

(s)          “Trust” means “Infusive US Trust,” the Delaware statutory trust established under the Delaware Act by the adoption of this Declaration of Trust;

(t)          “Trust Property” means any and all property, real or personal, tangible or intangible, that is from time to time owned or held by or for the account of the Trust and not allocated to any Series, or the Trustees on behalf of the Trust and not on behalf of any Series;

(u)          “Trustee” or “Trustees” means the person or persons who has or have signed this Declaration of Trust, and all other persons who may from time to time be duly qualified, elected or appointed, and serving as Trustees in accordance with Article II, in each case so long as such persons continue in office in accordance with the terms hereof; reference herein to a Trustee or the Trustees refers to such person or persons in his or her capacity as Trustees hereunder; and reference herein to the “Board of Trustees” refers to the persons, as a group, who from time to time constitute the Trustees in their capacities as Trustees hereunder; and

(v)         “1940 Act” means the Investment Company Act of 1940 and the rules and regulations thereunder, all as amended from time to time.

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ARTICLE II

PURPOSE AND THE TRUSTEES

Section 1.          MANAGEMENT OF THE TRUST. The business and affairs of the Trust and each Series shall be managed by or under the direction of the Trustees. The purpose of the Trust is to conduct, operate and carry on the business of a management investment company registered under the 1940 Act through one or more Series and to carry on such other business as the Trustees may from time to time determine pursuant to their authority under this Declaration of Trust. In furtherance of the foregoing, it shall be the purpose of the Trust and each Series to do everything necessary, suitable, convenient or proper for the conduct, promotion and attainment of any businesses and purposes which at any time may be incidental or may appear conducive or expedient for the accomplishment of the business of an investment company registered under the 1940 Act and which may be engaged in or carried on by a statutory trust organized under the Delaware Act, and in connection therewith the Trust shall have and may exercise all of the powers conferred by the laws of the State of Delaware upon a Delaware statutory trust. The Trustees may execute all instruments and take all action they deem necessary, proper or desirable to promote the interests of the Trust and the Series. Any determination made by the Trustees in good faith as to what is in the interests of the Trust and the Series shall be conclusive.

Section 2.          INITIAL TRUSTEES; ELECTION AND NUMBER OF TRUSTEES. The initial Trustee shall be the person signing this document. The number of Trustees (other than any initial Trustee(s)) shall be fixed from time to time by a majority of the Trustees; provided, however, that there shall be at least one (1) Trustee. Shareholders shall not be entitled to elect Trustees except as required by the 1940 Act or under this Declaration of Trust.

Section 3.          TERM OF OFFICE OF TRUSTEES. Subject to any limitations on the term of service imposed by the By-laws and any retirement policy adopted by the Trustees, each Trustee shall hold office until his or her successor is elected, his or her death, or the Trust terminates, whichever is sooner; except that (a) any Trustee may resign by delivering to the other Trustees or to any Trust officer a written resignation effective upon such delivery or a later date specified therein, (b) any Trustee may be removed with or without cause at any time by a written instrument signed by at least two-thirds of the other Trustees, specifying the effective date of removal, (c) any Trustee who requests retirement, or who has become physically or mentally incapacitated or is otherwise unable to serve, may be retired by a written instrument signed by a majority of the other Trustees, specifying the effective date of retirement, and (d) any Trustee may be removed at any meeting of the Shareholders by a vote of at least two-thirds of the Outstanding Shares of the Trust.

Section 4.          VACANCIES; APPOINTMENT OF TRUSTEES. Whenever a vacancy exists among the Trustees, regardless of the reason for such vacancy, the remaining Trustees may appoint any person as they determine in their sole discretion to fill that vacancy, consistent with the limitations under the 1940 Act, including Section 10 thereunder. No appointment of any Trustee shall take effect if such appointment would cause the number of Trustees who are Interested Persons to exceed the number permitted by Section 10 of the 1940 Act. Any such appointment shall be made by a written instrument signed by a majority of the Trustees or by a resolution of the Trustees, duly adopted and recorded in the records of the Trust, specifying the effective date of the appointment. The Trustees may appoint a new Trustee as provided above in anticipation of a vacancy expected to occur because of the retirement, resignation or removal of a Trustee, or an increase in number of Trustees, provided that an appointment in anticipation of the retirement, resignation or removal of a Trustee shall become effective only at or after the expected vacancy occurs. As soon as any such Trustee has accepted his or her appointment in writing, the trust estate shall vest in the new Trustee, together with the continuing Trustees, without any further act or conveyance, and he or she shall be deemed a Trustee hereunder. The Trustees’ power of appointment is subject to Section 16(a) of the 1940 Act.

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Section 5.          TEMPORARY VACANCY OR ABSENCE. Whenever a vacancy among the Trustees occurs, until such vacancy is filled or otherwise eliminated, or while any Trustee is absent from his or her domicile (unless that Trustee has made arrangements to be informed about, and to participate in, the affairs of the Trust during such absence), or is physically or mentally incapacitated, the remaining Trustees shall have all the powers hereunder and their determination as to such vacancy, absence or incapacity shall be conclusive.

Section 6.          CHAIRPERSON. The Trustees shall appoint one of their members to be Chairperson of the Board of Trustees. The Chairperson shall preside at all meetings of the Trustees and shall assume such other duties as the Trustees may assign to the Chairperson from time to time.

Section 7.          ACTION BY THE TRUSTEES. Unless otherwise specified herein or in the By-laws or required by law, any action by the Trustees shall be deemed effective if approved or taken by a majority of the Trustees present at a duly called meeting of Trustees (including a meeting by telephonic or other electronic means, unless the 1940 Act requires that a particular action be taken only at a meeting of the Trustees in person) at which a quorum is present or by written consent of a majority of Trustees (or such greater number as may be required by applicable law) without a meeting. To the extent permitted by the Delaware Act, a majority of the Trustees then in office shall constitute a quorum at any meeting. Subject to the requirements of the 1940 Act, the Trustees by majority vote may delegate to any Trustee or Trustees authority to approve particular matters or take particular actions on behalf of the Trust.

Section 8.          OWNERSHIP OF TRUST PROPERTY. Title to the Trust Property shall at all times be considered as vested in the Trust. Title to Assets belonging to a Series shall at all times be considered vested in the Trust as nominee for the applicable Series. Notwithstanding the foregoing, the Trustees shall have power to cause legal title to any Trust Property or Assets belonging to a Series, as the case may be, to be held by or in the name of one or more of the Trustees, or in the name of the Trust, or in the name of any other person as nominee, on such terms as the Trustees may determine. The right, title and interest of the Trustees in the Trust Property or Assets belonging to a Series shall vest automatically in each person who may hereafter become a Trustee. Upon the resignation, removal or death of a Trustee, he or she shall automatically cease to have any right, title or interest in any of the Trust Property or Assets belonging to a Series, and the right, title and interest of such Trustee in the Trust Property or Assets belonging to a Series shall vest automatically in the remaining Trustees. Such vesting and cessation of title shall be effective whether or not conveyancing documents have been executed and delivered.

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Section 9.          EFFECT OF TRUSTEES NOT SERVING. The death, resignation, retirement, removal, incapacity or inability or refusal to serve of the Trustees, or any one of them, shall not operate to annul the Trust or to revoke any existing agency created pursuant to the terms of this Declaration of Trust.

Section 10.       TRUSTEES AND OTHERS AS SHAREHOLDERS. Subject to any restrictions in the law and/or By-laws, any Trustee, officer, agent or independent contractor of the Trust may acquire, own and dispose of Shares to the same extent as any other Shareholder; the Trustees may sell Shares to, and acquire and redeem Shares from, any such person or any firm or other entity in which such person is interested, subject only to any general limitations herein or in the By-laws relating to the sale and redemption of such Shares.

ARTICLE III

POWERS OF THE TRUSTEES

Section 1.          POWERS. The Trustees in all instances shall act as principals for and on behalf of the Trust and any Series, free of the control of the Shareholders. The Trustees shall have full power and authority to take or refrain from taking any action and to execute any contracts and instruments that they may consider necessary, proper or desirable in the management of the Trust and the Series. The Trustees shall not in any way be bound or limited by current or future laws or customs applicable to trust investments, but shall have full power and authority to make any investments which they, in their sole discretion, deem proper to accomplish the purposes of the Trust and the Series. The Trustees may exercise all of their powers without recourse to any court or other authority. No one dealing with the Trustees shall be under any obligation to make any inquiry concerning the authority of the Trustees or to see to the application of any payments made or property transferred to the Trust or the Series or the Trustees or upon their order. Subject to any applicable express limitation herein or in the By-laws or resolutions of the Trust, the Trustees shall have power and authority, without limitation:

(a)          To operate as and carry on the business of an investment company registered under the 1940 Act, and exercise all the powers necessary and proper to conduct such a business;

(b)          Subject to the limits of applicable law (including the provisions of the 1940 Act) to subscribe for, invest in, reinvest in, purchase, or otherwise acquire, hold, lend, pledge, mortgage, hypothecate, write options on, lease, sell, assign, transfer, exchange, distribute, or otherwise deal in or dispose of any form of property, including, but not limited to, cash (U.S. currency), foreign currencies and related instruments, and securities of any kind that are permissible investments for registered investment companies under applicable law (including, but not limited to, common and preferred stocks, warrants, bonds, debentures, time notes, and all other evidences of indebtedness, negotiable or non-negotiable instruments, obligations, certificates of deposit or indebtedness, commercial paper, repurchase agreements, reverse repurchase agreements, dollar rolls, convertible securities, forward contracts, options, futures contracts, swaps, other financial contracts or derivative instruments, securities issued by an investment company or any series thereof (whether registered under the 1940 Act or unregistered), securities of any issuer that would be an investment company but for Section 3(c)(1) or 3(c)(7) of the 1940 Act, and other securities of any kind issued, created, guaranteed or sponsored by any and all persons, including the United States, individual states or the District of Columbia, territories and possessions of the United States, any political subdivision, agency or instrumentality of the United States and any foreign government or subdivision thereof, without regard to whether any such instruments or securities mature before or after the possible termination of the Trust or one or more of its Series; to exercise any and all rights, powers, and privileges of ownership or interest in respect of any and all such investments of every kind and description; and to hold cash or other property uninvested, without in any event being bound or limited by any current or future law or custom concerning investments by trustees;

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(c)          To adopt By-laws not inconsistent with this Declaration of Trust providing for the conduct of the business of the Trust and to amend and repeal them to the extent such right is not reserved to the Shareholders;

(d)          To elect and remove such officers, and appoint and terminate such agents, as the Trustees deem appropriate;

(e)          To employ one or more investment advisers, administrators, depositories, custodians and other persons;

(f)           To employ as custodian of any assets of the Trust or any Series, subject to any provisions herein or in the By-laws, one or more banks, trust companies or companies that are members of an Exchange or other entities permitted by the Commission to serve as such and authorize any depository or custodian to employ sub-custodians or agents and to deposit all or any part of the Trust Property or Assets belonging to a Series in a system or systems for the central handling of securities and debt instruments;

(g)          To retain one or more transfer, dividend, securities lending, accounting and Shareholder servicing agents and registrars, to retain auditors and counsel, and with respect to Series whose Shares trade on an Exchange, to retain one or more market makers, Exchange specialists, listing and IIV agents;

(h)          To provide for the distribution of Shares of a Series through a Distributor, Principal Underwriter, by the Series itself or by any other method, including pursuant to a distribution plan of any kind, and to arrange for the listing and trading of Shares on one or more Exchanges, as appropriate;

(i)           To pay or cause to paid all expenses, fees, charges, taxes and liabilities incurred or arising in connection with the Trust or any Series or Class or in connection with the management thereof, including but not limited to the Trustees’ compensation and such expenses and charges for the Trust’s officers, employees, investment advisers, administrator, distributor, principal underwriter, auditors, counsel, depository, custodian, transfer agent, registrar, dividend disbursing agent, accounting agent, shareholder servicing agents and other agents;

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(j)           To set record dates in the manner provided for herein or in the By-laws;

(k)          To establish a registered office and have a registered agent in the State of Delaware;

(l)           To delegate such authority as the Trustees consider desirable to any officers of the Trust and to any agent, independent contractor, manager, investment adviser, sub-advisers, custodian, administrator, underwriter or other service provider;

(m)         To sell, exchange or otherwise dispose of any or all of the assets of the Trust or any Series;

(n)          To vote or give assent, or exercise any rights of ownership, with respect to securities or other property, and to execute and deliver proxies or powers of attorney delegating such power to such persons as the Trustees deem proper;

(o)          To exercise powers and rights of subscription or otherwise which in any manner arise out of ownership of securities;

(p)          To hold any security or other property (i) in a form not indicating any trust, whether in bearer, book entry, unregistered or other negotiable form or (ii) either in the Trust’s, or a Series’ or Trustee’s own name or in the name of a custodian or a nominee or nominees, subject to safeguards according to the usual practice of statutory trusts or investment companies;

(q)          To establish separate and distinct Series with separately defined investment objectives and policies, distinct investment purposes and separate Shares representing beneficial interests in such Series, and to establish separate Classes, all in accordance with the provisions of Article IV;

(r)           To interpret the investment policies, practices, or limitations of any Series or Class;

(s)          To the full extent permitted by Section 3804 of the Delaware Act, to allocate assets and Liabilities of the Trust to a particular Series, and Liabilities to a particular Class, or to apportion the same between or among two or more Series or Classes, provided that any Liabilities incurred by a particular Series or Class shall be payable solely out of the Assets belonging to that Series or Class, respectively, as provided for in Article IV, Section 5;

(t)           To consent to or participate in any plan for the reorganization, consolidation or merger of any corporation or issuer whose securities are held by the Trust or a Series; to consent to any contract, lease, mortgage, purchase or sale of property by such corporation or issuer; and to pay calls or subscriptions with respect to any security held in the Trust or a Series;

(u)          To compromise, arbitrate or otherwise adjust claims in favor of or against the Trust or any Series, or any matter in controversy, including, but not limited to, claims for taxes;

(v)          To declare and make distributions of income and of capital gains to Shareholders;

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(w)         To borrow money or otherwise obtain credit and to secure the same by mortgaging, pledging, or otherwise subjecting as security any assets of the Trust or any Assets belonging to a Series, including the lending of portfolio securities, and to endorse, guarantee or undertake the performance of any obligation, contract, or engagement of any other person, firm, association, or corporation;

(x)           To establish, from time to time, a minimum total investment for Shareholders in the Trust or in one or more Series or Classes, and to require the redemption of the Shares of any Shareholders whose investment is less than such minimum or take such other action as the Trustees in their discretion shall determine;

(y)          To establish committees for such purposes, with such membership, and with such responsibilities as the Trustees may consider proper, including a committee consisting of fewer than all of the Trustees then in office, which may act for and bind the Trustees, the Trust and any Series with respect to the institution, prosecution, dismissal, settlement, review or investigation of any legal action, suit or proceeding, pending or threatened to be brought before any court, administrative agency, or other adjudicatory body;

(z)          To issue, sell, repurchase, redeem, cancel, retire, acquire, hold, resell, reissue, dispose of and otherwise deal in Shares; to suspend or terminate the sales or trading of Shares of any Series or Class for any period of time; to establish terms and conditions, including any fees or expenses, regarding the issuance, sale, repurchase, redemption, cancellation, retirement, acquisition, holding, resale, reissuance, disposition of or dealing in Shares; and, subject to Articles IV and V, to apply to any such repurchase, redemption, retirement, cancellation or acquisition of Shares any funds or property of the Trust or of the particular Series with respect to which such Shares are issued;

(aa)        To adopt, establish and carry out pension, profit-sharing, share bonus, share purchase, savings, thrift and other retirement, incentive and benefit plans and trusts, including the purchasing of life insurance and annuity contracts as a means of providing such retirement and other benefits, for any or all of the Trustees, officers, employees and agents of the Trust or any Series;

(bb)        To purchase, and pay for, out of Trust Property or the Assets belonging to a Series, such insurance as the Trustees may deem necessary or appropriate for the conduct of business, including insurance policies insuring the assets of the Trust or Assets belonging to such Series, as the case may be, and payment of distributions and principal on its portfolio investments, the Shareholders, Trustees, officers, employees, agents, and/or independent contractors of the Trust or such Series (including the investment adviser of such Series) against all claims arising by reason of holding any such position or by reason of any action taken or omitted by any such person in such capacity, whether or not the Trust or such Series would have the power to indemnify such person against such claim, or to otherwise indemnify such persons, out of Trust Property or the Assets belonging to such Series, to the fullest extent permitted by this Declaration of Trust or the Delaware Act;

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(cc)        To enter into contracts or carry on any other business in connection with or incidental to any of the foregoing powers, to do everything necessary or desirable to accomplish any purpose or to further any of the foregoing powers, and to take every other action incidental to the foregoing business or purposes, objects or powers;

(dd)       To enter into joint ventures, general or limited partnerships and any other combinations or associations;

(ee)        To endorse or guarantee the payment of any notes or other obligations of any person; to make contracts or guaranty or suretyship, or otherwise assume liability for payment thereof; and to mortgage and pledge the Trust Property or Assets belonging to a Series, as the case may be, or any part thereof to secure any or all such obligations; and

(ff)         Subject to the 1940 Act, to engage in any other lawful act or activity in which a statutory trust organized under the Delaware Act may engage.

The powers and authorities enumerated in the preceding clauses shall be construed as objects and powers, and the enumeration of specific powers shall not limit in any way the general powers of the Trustees. Any action by one or more of the Trustees in their capacity as such hereunder shall be deemed an action on behalf of the Trust or the applicable Series and not an action in an individual capacity. In construing this Declaration of Trust, the presumption shall be in favor of a grant of power to the Trustees.

Section 2.          CERTAIN TRANSACTIONS. Except as prohibited by applicable law, the Trustees may, on behalf of the Trust or any Series, buy any securities from or sell any securities to, or lend any assets of the Trust or any Series to, any Trustee or officer of the Trust or any Series or any firm or other entity of which any such Trustee or officer is a member acting as principal, or have any such dealings with any investment adviser, administrator, distributor or transfer agent for the Trust or with any Interested Person of such person. The Trust or any Series may employ any such person or entity in which such person is an Interested Person, as broker, legal counsel, registrar, investment adviser, administrator, distributor, transfer agent, dividend disbursing agent, custodian or in any other capacity upon customary terms.

Section 3.          LITIGATION. The Trustees shall have full power and authority, in the name and on behalf of the Trust or any Series, to engage in and to prosecute, defend, compromise, settle, abandon, or adjust by arbitration or otherwise, any actions, suits, proceedings, disputes, claims and demands relating to the Trust or any Series or arising out of or relating to the Trustees’ service to the Trust or any Series, and out of the assets of the Trust or the related Series to pay or to satisfy any liabilities, losses, debts, claims or expenses (including without limitation attorneys’ fees) incurred in connection therewith, including those of litigation, and such power shall include without limitation the power of the Trustees or any committee thereof, to dismiss or terminate any action, suit, proceeding, dispute, claim or demand, derivative or otherwise, brought by any party, including a Shareholder in its own name or in the name of the Trust or the related Series, whether or not the Trust or any Series or any of the Trustees may be named individually therein or the subject matter arises by reason of business for or on behalf of the Trust. To the maximum extent permitted by law, any exercise of the power described herein shall be final, binding on all parties (including Shareholders), and judicially unreviewable.

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Section 4.          NO IMPLIED DUTIES OR LIABILITIES. Except to the extent required by mandatory provisions of applicable law, including the 1940 Act, and except as expressly stated herein, nothing in this Declaration of Trust shall be deemed to create any fiduciary duty or other legal duty or obligation (a) on the part of the Trustees or Trust officers to the Trust, any Series or Classes, the Shareholders, or any other person; or (b) on the part of the Trust or any Series to the Shareholders or any other person except the Trustees. To the extent that, at law (statutory or common) or in equity, a Trustee has duties (including fiduciary duties) and liabilities relating thereto to the Trust or any Series or Class, to the Shareholders or to any other person, a Trustee acting under this Declaration of Trust shall not be liable to the Trust, to the Shareholders or to any other person for his or her good faith reliance on the provisions of this Declaration of Trust. The Trustees may take advice of counsel or other experts with respect to the meaning and operation of this Declaration of Trust, and subject to the provisions of Article IX, shall not be liable for any act or omission in accordance with such advice or for failing to follow such advice. The provisions of this Declaration of Trust, to the extent that they restrict the duties and liabilities of the Trustees otherwise existing at law (statutory or common) or in equity, shall apply to the Shareholders and all other persons affected by this Declaration of Trust to replace such other duties and liabilities of such Trustees.

ARTICLE IV

SERIES; CLASSES; SHARES

Section 1.          ESTABLISHMENT OF SERIES AND CLASSES. The Trust shall consist of one or more separate and distinct Series created and maintained in accordance with Article III, Section 1(q), and this Article IV. The Trustees may designate the rights, privileges, voting powers and preferences of the Shares of each Series relative to the Shares of any other Series. The Trustees may divide the Shares of any Series into any number of Classes representing interests in the Assets belonging to that Series, each Share of each such Class having an equal beneficial interest in such assets and identical voting, dividend, liquidation and other rights and subject to the same terms and conditions, except that (a) expenses allocated to a Class may be borne solely by that Class as determined by the Trustees and (b) a Class may have exclusive voting rights with respect to matters affecting only that Class. The establishment and designation of each additional Series or Class of Shares of the Trust shall be effective upon the adoption by a majority of the then Trustees of a resolution that sets forth such establishment and designation and the relative rights and preferences of such Series or Class of the Trust, whether directly in such resolution or by reference to another document, including, without limitation, any registration statement of the Trust, or as otherwise provided in such resolution. Separate and distinct records shall be maintained for each Series and the assets of such Series shall be held and accounted for separately from the other assets of the Trust or Assets belonging to any other Series. A Series may issue any number of Shares and need not issue Shares. Each holder of Shares of a Series shall be entitled to receive his or her pro rata share of all distributions made with respect to such Series. Upon redemption of Shares of a Series, the redeeming Shareholder shall be paid solely out of the Assets belonging to that Series. The Trustees may change the name of any Series or Class in their sole discretion.

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Section 2.          SHARES. The beneficial interest in each Series may be divided into Shares of one or more Classes. The number of Shares of each Series and Class shall be unlimited, and each Share shall have no par value. All Shares issued hereunder, including Shares issued in connection with a dividend or other distribution of Shares or a split or reverse split of Shares, shall be fully paid and nonassessable. Shareholders shall have no preemptive or other right to subscribe to any additional Shares or other securities issued by the Trust or any Series. The Trustees shall have full power and authority, in their sole discretion and without obtaining Shareholder approval, (1) to issue original or additional Shares at such times and on such terms and conditions as they deem appropriate, (2) to issue fractional Shares and Shares held in a Series’ treasury, (3) to establish and to change in any manner Shares of any Series or Classes with such preferences, terms of conversion, voting powers, rights and privileges as the Trustees may determine (but the Trustees may not change Outstanding Shares in a manner materially adverse to the Shareholders of such Shares), (4) to divide or combine the Shares of any Series or Classes into a greater or lesser number, (5) to classify or reclassify any unissued Shares of any Series or Classes into one or more Series or Classes, (6) to abolish any one or more Series or Classes, (7) to issue Shares to acquire other assets (including assets subject to, and in connection with, the assumption of liabilities) and businesses and (8) to take such other action with respect to the Shares as the Trustees may deem desirable. Shares held in the Trust’s treasury shall not confer any voting rights on the Trustees and shall not be entitled to any dividends or other distributions declared with respect to the Shares.

Section 3.          PREEMPTIVE AND APPRAISAL RIGHTS. Shareholders shall have no preemptive or other right to acquire, purchase or subscribe to any additional Shares or other securities issued by the Trust, other than such right, if any, as the Trustees in their discretion may determine. Shareholders shall have no appraisal rights with respect to their Shares. Further, except as otherwise determined by action of the Trustees in their sole discretion, Shareholders shall have no exchange or conversion rights with respect to their Shares.

Section 4.          INVESTMENTS IN SERIES OF THE TRUST. The Trustees shall accept investments in any Series or Class thereof from such persons, on such terms, and for such consideration, which may consist of tangible or intangible property or a combination thereof, as they may from time to time authorize. At the Trustees’ sole discretion, such investments in a Series or Class, subject to applicable law, may be in the form of cash or securities in which that Series or Class is authorized to invest, valued as provided in Article V, Section 5. Investment in a Series or Class shall be credited to the investing Shareholder’s account in the form of full Shares at the Net Asset Value per Share next determined after the investment is received or accepted as may be determined by the Trustees; provided, however, that the Trustees may, in their sole discretion, (a) impose a sales charge upon investments in any Series or Class, (b) issue fractional Shares or (c) determine the Net Asset Value per Share of the initial capital contribution for any Series or Class. The Trustees shall have the right to refuse to accept investments in any Series or Class or by any person at any time without any cause or reason therefor whatsoever.

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Section 5.          ASSETS AND LIABILITIES OF SERIES AND CLASSES. All consideration received by the Trust on behalf of a Series for the issue or sale of Shares of a particular Series, together with all assets in which such consideration is invested or reinvested and all income, earnings, profits and proceeds thereof (including any proceeds derived from the sale, exchange or liquidation of such assets and any funds or payments derived from any reinvestment of such proceeds in whatever form the same may be) (collectively “Assets belonging to” that Series), shall be recorded, held and accounted for separately from the other assets of the Trust and Assets belonging to every other Series. The Assets belonging to a Series shall belong only to that Series for all purposes and to no other Series, subject only to the rights of creditors of that Series. Any assets, income, earnings, profits and proceeds thereof, funds and/or payments that are not readily identifiable as belonging to any particular Series shall be allocated by the Trustees between or among one or more Series as the Trustees, in their sole discretion, deem fair and equitable. Each such allocation shall be conclusive and binding upon the Shareholders of all Series for all purposes, and the assets, income, earnings, profits, proceeds, funds and payments so allocated to a Series shall be treated for all purposes as Assets belonging to that Series. The Assets belonging to a Series shall be charged with all Liabilities with respect to that Series and/or attributable to that Series, except that Liabilities allocated solely to a particular Class shall be borne by that Class. Any Liabilities of the Trust that are not readily identifiable as chargeable to any particular Series or Class shall be allocated and charged by the Trustees between or among any one or more Series or Classes in such manner as the Trustees, in their sole discretion, deem fair and equitable. Each such allocation shall be conclusive and binding upon the Shareholders of all Series and Classes for all purposes.

Without limiting the foregoing, but subject to the right of the Trustees to allocate Liabilities as herein provided, the Liabilities incurred, contracted for or otherwise existing with respect to a particular Series shall be enforceable only against the Assets belonging to that Series and not against the assets of the Trust generally or the Assets belonging to any other Series. Notice of this contractual limitation on Liabilities among Series shall be set forth in the Certificate of Trust (whether originally or by amendment) as filed or to be filed in the Office of the Secretary of State of the State of Delaware pursuant to the Delaware Act, and upon the giving of such notice in the Certificate of Trust, the provisions of Section 3804(a) of the Delaware Act relating to limitations on Liabilities among Series (and the statutory effect under Section 3804 of setting forth such notice in the Certificate of Trust) shall become applicable to the Trust and each Series. Any person extending credit to, contracting with or having any claim against any Series may look only to the Assets belonging to that Series to satisfy or enforce any Liability with respect to that Series. No Shareholder or former Shareholder of any Series shall have a claim on or any right to any Assets belonging to any other Series.

Section 6.          OWNERSHIP AND TRANSFER OF SHARES. The ownership of Shares shall be recorded on the books of the related Series or those of a transfer agent or similar agent or entity that has access to Share ownership information for such Series, which books shall be maintained separately for the Shares of each Series or Class of the Trust. No certificates certifying the ownership of Shares shall be issued except as the Trustees may otherwise determine from time to time. The Trustees may make such rules as they consider appropriate for the issuance of Share certificates of each Series or Class of the Trust and any other similar matters. The Trustees may make such rules as they consider appropriate for the transfer of Shares and similar matters. The record books of each Series as kept by the Trustees or any transfer agent or similar agent or entity, as the case may be, shall be conclusive as to the identity of the Shareholders of each Series or Class of the Trust, as to the number of Shares of each Series or Class of the Trust held from time to time by each Shareholder and as to who shall be entitled to receive dividends or distributions or otherwise exercise or enjoy the rights of Shareholders, including in connection with the establishment of a record date.

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Shares shall be transferable on the records of each Series or its transfer agent or similar agent or entity in accordance with such rules as the Trust may establish from time to time. Except as provided in the following paragraph of this Section 6, Shares are transferable only by the Shareholder of record or by its agent thereto. Upon receipt by the Series or its transfer agent or similar agent or entity of a request from a Shareholder of record to transfer Shares held by such Shareholder to another person, accompanied by such information as may be required by the Trust or its transfer agent or similar agent or entity, the transfer shall be recorded on the applicable register of the Series or its transfer agent or similar agent or entity. Until such transfer is recorded, the Shareholder of record shall be deemed to be the holder of such Shares for all purposes hereof, and neither the Trustees, any transfer agent or similar agent or entity for the Trust nor any officer, employee or agent of the Trust shall be affected by any notice of the proposed transfer.

Any person entitled to any Shares in consequence of the death, bankruptcy, or incompetence of any Shareholder, or otherwise by operation of law, shall be recorded on the applicable register of Shares as the holder of such Shares upon production of such evidence thereof as the Trust or its transfer agent or similar agent or entity may require, but until such transfer is recorded, the Shareholder of record shall be deemed to be the holder of such Shares for all purposes hereof, and neither the Trustees, any transfer agent or similar agent or entity nor any officer or agent of the Trust shall be affected by any notice of such death, bankruptcy or incompetence, or other operation of law. The Trustees may make such additional rules as they consider appropriate for the transfer of Shares of each Series or Class and any other similar matters.

Section 7.          STATUS OF SHARES; LIMITATION OF SHAREHOLDER LIABILITY. Shares shall be deemed to be personal property giving Shareholders only the rights provided in this Declaration of Trust. Every Shareholder, by virtue of having acquired a Share, shall be held expressly to have assented to and agreed to be bound by the terms of this Declaration of Trust, and to the terms of any By-laws adopted pursuant to this Declaration of Trust, and to have become a party to the Declaration of Trust and any By-laws. The death, incapacity, dissolution, termination, or bankruptcy of a Shareholder during the existence of the Trust shall not operate to terminate the Trust, any Series or Class, nor entitle the representative of any such Shareholder to an accounting or to take any action in court or elsewhere against the Trust, any Series or Class or the Trustees, but entitles such representative only to the rights of such Shareholder under this Declaration of Trust. Ownership of Shares shall not entitle the Shareholder to any title in or to the whole or any part of the Assets of the related Series or right to call for a participation or division of the same or for an accounting, nor shall the ownership of Shares constitute the Shareholders as partners. No Shareholder shall be personally liable for the Liabilities incurred by, contracted for or otherwise existing with respect to the Trust or any Series or Class thereof. None of the Trust, Series or the Trustees, nor any officer, employee, or agent of any of the foregoing shall have any power to bind any Shareholder personally or to demand payment from any Shareholder for anything, other than as agreed by the Shareholder. Shareholders shall have the same limitation of personal liability as is extended to shareholders of a private corporation for profit incorporated in the State of Delaware. Any note, bond, contract or other written obligation of the Trust or any Series may contain a statement to the effect that such obligation may be enforced only against the assets of the Trust or Assets belonging to one or more Series; however, the omission of such statement shall not operate to bind, or create personal liability for, any Shareholder or Trustee.

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Section 8.          FRACTIONS. Any fractional Shares of a Series or Class shall carry proportionately all the rights and obligations of a whole Share of that Series or Class, as applicable, including with respect to voting, dividends, distributions, redemption of Shares and termination of the Trust, Series or Class.

ARTICLE V

DISTRIBUTIONS, REDEMPTIONS AND NET ASSET VALUE

Section 1.          DISTRIBUTIONS. The Trustees may declare and pay dividends and other distributions, including dividends on Shares of a particular Series and other distributions from the Assets belonging to that Series. The amount and payment of dividends or distributions and their form, whether they are in cash, Shares or other Assets of such Series shall be determined by the Trustees. Dividends and other distributions may be paid pursuant to a standing resolution adopted once or more often as the Trustees determine. All dividends and other distributions on Shares of a particular Series shall be distributed pro rata to the Shareholders of that Series in proportion to the number of Shares of that Series they held on the record date established for such payment, except that such dividends and distributions shall appropriately reflect expenses allocated to a particular Class of such Series. The Trustees may adopt and offer to Shareholders such dividend reinvestment plans, cash dividend payout plans or similar plans as the Trustees deem appropriate.

Section 2.          REDEMPTIONS. Each Shareholder of a Series or Class thereof shall have the right, on any business day to require the Trust or the applicable Series, as the case may be, to redeem all or any part of the Shareholder’s Shares of such Series or Class, upon and subject to the terms and conditions provided in this Article V, Section 2, in accordance with and pursuant to procedures or methods prescribed or approved by the Trustees; provided, however, if so determined by the Trustees, any Series or Class now or hereafter authorized shall be redeemable only in aggregations of such number of Shares (“Creation Units”) and at such times as may be determined by or pursuant to procedures or methods prescribed or approved by the Trustees. The Trustees shall have the unrestricted power to determine from time to time the number of Shares constituting a Creation Unit for each Series or Class by written consent or by resolutions adopted at any regular or special meeting of the Trustees. Each Shareholder of a Series or Class, upon request to the Trust or the applicable Series, as the case may be, in accordance with such procedures as may from time to time be in effect, accompanied by surrender of any certificated Shares in proper form, shall be entitled to require the Trust or the applicable Series, as the case may be, to redeem all or any number of such Shareholder’s Shares standing in the name of such holder on the books of the Series; provided, however, in the case of Shares of any Series or Class as to which the Trustees have determined that such Shares shall be redeemable only in Creation Units, in such Creation Units. The Trust or the applicable Series, as the case may be, shall, upon application of any Shareholder or pursuant to authorization from any Shareholder, redeem from such Shareholder his Outstanding Shares or Creation Units, as applicable, for an amount per share determined by the Trustees in accordance with any applicable laws and regulations; provided that (i) such amount per Share shall not exceed the cash equivalent of the proportionate interest of each Share or of any Class or Series of Shares in the Assets belonging to such Series at the time of the redemption; and (ii) if so authorized by the Trustees, the Trust may, at any time and from time to time, charge fees for effecting such redemption at such rates as the Trustees may establish, as and to the extent permitted under the 1940 Act and any rules, regulations or exemptive relief thereunder. The procedures for effecting and suspending redemption shall be as set forth in the Trust’s registration statement on Form N-1A. Payment may be in any form permitted by Article IV, Section 4, including in cash, securities or a combination thereof, as determined by or pursuant to the direction of the Trustees from time to time, less any applicable sales charges and/or fees. Notwithstanding the foregoing, the Trustees may postpone payment of the redemption price and may suspend the right of the Shareholders to require any Series to redeem Shares during any period of time when and to the extent permissible under the 1940 Act or any exemptive relief therefrom.

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Section 3.          REDEMPTION BY TRUST. The Trustees may cause the Trust or the applicable Series, as the case may be, to redeem the Shares of any Series or Class held by a Shareholder at the redemption price that would be applicable if such Shares were then being redeemed by the Shareholder pursuant to Article V, Section 2, upon such conditions as may from time to time be determined by the Trustees. Upon redemption of Shares pursuant to this Article V, Section 3, the Trust or the applicable Series, as the case may be, shall promptly cause payment of the full redemption price to be made to such Shareholder for Shares so redeemed.

Section 4.          PREVENTION OF PERSONAL HOLDING COMPANY STATUS. The Trust or the applicable Series, as the case may be, may reject any purchase order, refuse to transfer any Shares, and compel the redemption of Shares if, (a) at the time thereof the Shareholder affected owns Shares equal to or in excess of a maximum percentage of the Shares of such Series or Trust determined from time to time by the Trustees, or (b) in the Trustees’ opinion, any such rejection, refusal, or redemption would prevent the Trust or the applicable Series from becoming a personal holding company as defined by the Tax Code.

Section 5.          DETERMINATION OF NET ASSET VALUE PER SHARE. The term “Net Asset Value per Share” of any Series or Class shall be determined in accordance with the methods and procedures established by the Trustees from time to time and, to the extent required by applicable law, as disclosed in the then current prospectus or statement of additional information for the Series. In the absence of action by the Trustees, the term “Net Asset Value per Share” of any Series or Class shall mean that amount by which the assets belonging to that Series or Class exceed its liabilities divided by the number of relevant Outstanding Shares of such Series or Class. The Trustees may delegate the power and duty to determine the Net Asset Value per Share to one or more Trustees or officers of the Trust or to a manager, investment adviser, administrator, custodian, depository or other agent appointed for such purpose. The Net Asset Value per Share shall be determined separately for each Series and Class at times prescribed by the Trust’s registration statement. At any time the Trustees may cause the Net Asset Value per Share last determined to be determined again in a similar manner and may fix the time when such redetermined values shall become effective.

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Section 6.          SUSPENSION OF RIGHT OF REDEMPTION. If, as referred to in Section 2 of this Article V, the Trustees suspend the right of Shareholders to redeem their Shares, such suspension shall take effect at the time the Trustees shall specify, but not later than the close of business on the business day next following the declaration of suspension. Thereafter Shareholders shall have no right of redemption or payment until the Trustees declare the end of the suspension or the suspension terminates or expires pursuant to the 1940 Act or any exemptive relief thereunder. If the right of redemption is suspended, a Shareholder may either withdraw his or her request for redemption or receive payment based on the Net Asset Value per Share next determined after the suspension terminates.

ARTICLE VI

SHAREHOLDERS’ VOTING POWERS AND MEETINGS

Section 1.          VOTING POWERS. The Shareholders shall have power to vote only with respect to (a) the election of Trustees as provided in Article II, Section 2, (b) the removal of Trustees as provided in Article II, Section 3(d), (c) any investment advisory or management contract as provided in Article VII, Section 1, (d) the amendment of this Declaration of Trust to the extent and as provided in Article X, Section 7, and (e) such additional matters relating to the Trust to the extent required by law, this Declaration of Trust or the By-laws or any registration statement of the Trust with the Commission or any state, or as the Trustees may consider desirable.

Notwithstanding any other provision of this Declaration of Trust, on any matters submitted to a vote of the Shareholders, all Shares then entitled to vote shall be voted in aggregate, except: (a) when required by the 1940 Act, Shares shall be voted by individual Series or Class; (b) when the matter involves any action that the Trustees have determined will affect only the interests of one or more Series, then only Shareholders of such Series shall be entitled to vote thereon; and (c) when the matter involves any action that the Trustees have determined will affect only the interests of one or more Classes, then only the Shareholders of such Class or Classes shall be entitled to vote thereon. A Shareholder of each Series or Class thereof shall be entitled to one vote for each Share of such Series or Class thereof on any matter on which such Shareholder is entitled to vote. There shall be no cumulative voting in the election of Trustees. Shares may be voted in person or by proxy or in any manner provided for in the By-laws, which may provide that proxies may be given in writing or by any electronic or telecommunications device or in any other manner described in the By-laws or in a resolution of the Trustees. Until Shares of a Series are issued, as to that Series the Trustees may exercise all rights of Shareholders and may take any action required or permitted to be taken by Shareholders by law, this Declaration of Trust or the By-laws.

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Section 2.          MEETINGS OF SHAREHOLDERS. The Trust shall not be required to hold annual meetings, unless required by law. Special meetings of the Shareholders of any Series or Class shall be called by the Secretary (as that term is defined in the By-laws) whenever ordered by the Trustees, the Chairperson or the President (as that term is defined in the By-laws) or whenever required by law. Meetings of the Shareholders shall be called and notice thereof and record dates therefor shall be given and set as provided in the By-laws.

Section 3.          QUORUM; REQUIRED VOTE. Except when a larger quorum is required by law, this Declaration of Trust or the By-laws, a quorum for the transaction of business at a Shareholders’ meeting with respect to a Series or Class, or with respect to the Trust, as applicable, shall be, respectively, with respect to any Series or Class that is listed on an Exchange one-third of the Outstanding Shares of such Series or Class and with respect to any Series or Class that is not listed on an Exchange one-tenth of the Outstanding Shares of such Series or Class, or one-third of the Outstanding Shares of the Trust, entitled to vote in person or by proxy. Any lesser number shall be sufficient for adjournments. Any adjourned session of a Shareholders’ meeting may be held within a reasonable time without further notice for the purpose of taking action upon any matter that would have been acted upon at the original meeting but for its adjournment. Except when a larger vote is required by law, this Declaration of Trust or the By-laws, a majority of the Outstanding Shares voted in person or by proxy shall decide any matters to be voted upon with respect to the entire Trust and a plurality of such Outstanding Shares shall elect a Trustee; provided, that if this Declaration of Trust or applicable law permits or requires that Shares be voted on any matter by individual Series or Classes, then a majority of the Outstanding Shares of that Series or Class (or, if required by law, a Majority Shareholder Vote of that Series or Class) voted in person or by proxy on the matter shall decide that matter insofar as that Series or Class is concerned. Shareholders may act as to the Trust or any Series or Class by written consent as provided in the By-laws.

Section 4.          INSPECTION OF RECORDS. Except as conferred by law or otherwise by the Trustees, no Shareholder shall have any right to inspect any records, account, book or document of the Trust.

Section 5.          ADDITIONAL PROVISIONS. By-Laws may include further provisions for Shareholders’ votes and meetings and related matters not inconsistent with the provisions hereof.

ARTICLE VII

CONTRACTS WITH SERVICE PROVIDERS

Section 1.          INVESTMENT ADVISER. Subject to a Majority Shareholder Vote when required by law, the Trustees may enter into one or more investment advisory or management contracts on behalf of the Trust or any Series, providing for investment advisory services, statistical and research facilities and services, and other facilities and services to be furnished to the Trust or such Series on terms and conditions acceptable to the Trustees. Any such contract may provide for the investment adviser to effect purchases, sales or exchanges of portfolio securities or other Trust Property or Assets belonging to such Series, as the case may be, on behalf of the Trustees or may authorize any officer or agent of the Trust or Series to effect such purchases, sales or exchanges pursuant to recommendations of the investment adviser. The Trustees may authorize the investment adviser to employ one or more sub-advisers to perform such of the acts and services of the investment adviser as agreed upon between the investment adviser and sub-adviser, and any reference herein to the investment advisers shall be construed to include any sub-adviser, unless the context requires otherwise.

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Section 2.          PRINCIPAL UNDERWRITER/DISTRIBUTOR. The Trustees may enter into contracts on behalf of the Trust or any Series or Class, providing for the distribution and sale of Shares by the other party, either directly or as sales agent, on terms and conditions acceptable to the Trustees. The Trustees may adopt a plan or plans of distribution with respect to Shares of any Series or Class and enter into any related agreements, whereby the Series or Class finances directly or indirectly any activity that is primarily intended to result in sales of its Shares, subject to applicable rules and regulations. Such contract may also provide for the repurchase or sale of Shares by such other party as principal or agent of the Trust or the Series.

Section 3.          CUSTODIAN. At all times, the securities and similar investments of the Trust and each Series and Class shall be placed an maintained with a custodian meeting the requirements of Section 17(f) of the 1940 Act and the rules thereunder or as otherwise permitted by the Commission or its staff. The Trustees, on behalf of the Trust or any Series, may enter into an agreement with a custodian on terms and conditions acceptable to the Trustees, providing for the custodian, among other things, (a) to hold the securities owned by the Trust or any Series or Class and deliver the same upon written order or oral order confirmed in writing, (b) to receive and give a receipt for money paid for any moneys due to the Trust or any Series or Class and on behalf of the Trust or any Series or Class, and deposit the same in its own banking department or elsewhere, (c) to disburse such funds upon orders or vouchers, (d) to keep books and accounts of the Trust and Series or Class, as necessary or appropriate, and (e) to employ one or more sub-custodians.

Section 4.          TRANSFER AGENCY, SHAREHOLDER SERVICES AND ADMINISTRATION AGREEMENTS. The Trustees, on behalf of the Trust or any Series or Class, may enter into transfer agency agreements, shareholder service agreements, administration agreements and any other agreements with any party or parties on terms and conditions acceptable to the Trustees.

Section 5.          PARTIES TO CONTRACTS WITH SERVICE PROVIDERS. The Trustees may enter into any contract referred to in this Article VII with any entity, including the investment adviser, any sub-adviser or any affiliated person of the investment adviser or a sub-adviser, although one or more of the Trustees or officers of the Trust may be an officer, director, trustee, partner, shareholder, or member of such entity, and no such contract shall be invalidated or rendered void or voidable because of such relationship. No person having such a relationship shall be disqualified from voting on or executing a contract in his or her capacity as Trustee and/or Shareholder, or be liable merely by reason of such relationship for any loss or expense to the Trust or a Series with respect to such a contract or accountable for any profit realized directly or indirectly therefrom; provided, that the contract was reasonable and fair and not inconsistent with this Declaration of Trust or the By-laws. For the avoidance of doubt, Shareholders shall have no rights, privileges, claims or remedies under any contract or agreement entered into by the Trust or any Series thereof with any service provider or other agent to or contractor with the Trust or a Series thereof, including, without limitation, any third-party beneficiary rights, except as set forth explicitly in such contract or agreement.

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ARTICLE VIII

EXPENSES OF THE TRUST, SERIES AND CLASSES

The Trustees are authorized to pay or cause to be paid out of the principal or income of the Trust or a particular Series or Class, or partly out of the principal and partly out of income, as they deem fair, all expenses, fees, charges, taxes and liabilities incurred or arising in connection with the Trust or a particular Series or Class, or in connection with the management thereof, including, but not limited to, the Trustees’ compensation and such expenses and charges for the services of the Trust’s officers, employees, investment adviser(s), principal underwriter, auditors, counsel, administrator, custodian, transfer agent, securities lending agent, shareholder servicing agent, accounting services agent and such other agents or independent contractors and such other expenses and charges as the Trustees may deem necessary or proper to incur.

ARTICLE IX

LIMITATION OF LIABILITY AND INDEMNIFICATION

Section 1.          LIMITATION OF LIABILITY. All persons contracting with or having any claim against the Trust or a particular Series shall look only to the assets of the Trust or Assets belonging to such Series, respectively, for payment under such contract or claim; and neither the Trustees nor any of the Trust’s officers or employees, whether past, present or future, shall be personally liable therefor. Every written instrument or obligation on behalf of the Trust or any Series shall contain a statement to the foregoing effect, but the absence of such statement shall not operate to make any Trustee or officer of the Trust liable thereunder. Provided they have exercised reasonable care and have acted under the reasonable belief that their actions are in the best interest of the Trust or Series, as applicable, the Trustees and officers of the Trust shall not be responsible or liable for any act or omission or for neglect or wrongdoing of them or any other person, including any officer, agent, employee, investment adviser, principal underwriter or independent contractor of the Trust or any Series, but nothing contained in this Declaration of Trust or in the Delaware Act shall protect any Trustee or officer of the Trust against liability to the Trust, a Series or to Shareholders to which he or she would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his or her office.

Section 2.          INDEMNIFICATION.

(a)           Subject to the exceptions and limitations contained in subsection (b) below:

(i)        every person who is, or has been, a Trustee or an officer, employee or agent of the Trust, including persons who act at the request of the Trust as directors, trustees, officers, employees or agents of another organization in which the Trust has an interest as a shareholder, creditor or otherwise (“Covered Person”) shall be indemnified by the Trust or the appropriate Series to the maximum extent permitted by law against liability and against all expenses reasonably incurred or paid by him or her in connection with any claim, action, suit or proceeding in which he or she becomes involved as a party or otherwise by virtue of his or her being or having been a Covered Person and against amounts paid or incurred by him or her in the settlement thereof.

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(ii)       as used herein, the words “claim,” “action,” “suit” or “proceeding” shall apply to all claims, actions, suits or proceedings (whether civil, criminal or administrative proceedings, regulatory investigations, or other proceedings, including appeals), actual or threatened, and the words “liability” and “expenses” shall include, without limitation, attorneys fees, costs, judgments, amounts paid in settlement, fines, penalties and other liabilities.

(b)          No indemnification shall be provided hereunder to a Covered Person:

(i)        who shall have been adjudicated by a court or body before which the proceeding was brought (A) to be liable to the Trust, a Series or its or their Shareholders by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his or her office or (B) not to have acted in good faith in the reasonable belief that his or her action was in the best interest of the Trust or Series, as the case may be; or

(ii)       in the event of a settlement, if there has been a determination that such Covered Person engaged in willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his or her office: (A) by the court or other body approving the settlement; (B) by at least a majority of those Trustees who are neither Interested Persons of the Trust or Series, as applicable, nor are parties to the matter based upon a review of readily available facts (as opposed to a full trial-type inquiry); or (C) by written opinion of independent legal counsel based upon a review of readily available facts (as opposed to a full trial-type inquiry).

(c)          The rights of indemnification herein provided may be insured against by policies maintained by the Trust or the Series, as applicable, shall be severable, shall not be exclusive of or affect any other rights to which any Covered Person may now or hereafter be entitled and shall inure to the benefit of the heirs, executors and administrators of a Covered Person. Nothing contained herein shall affect any rights to indemnification to which Trust or Series personnel other than Covered Persons may be entitled by contract or otherwise under law.

(d)          To the maximum extent permitted by applicable law, expenses in connection with the preparation and presentation of a defense to any claim, action, suit or proceeding of the character described in subsection (a) of this Section shall be paid by the Trust or applicable Series from time to time prior to final disposition thereof upon receipt of an undertaking by or on behalf of such Covered Person that such amount will be paid over by him or her to the Trust or applicable Series if it is ultimately determined that he or she is not entitled to indemnification under this Section; provided, however, that any such advancement will be made in accordance with any conditions required by the Commission.

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(e)          Any repeal or modification of this Article IX by the Shareholders, or adoption or modification of any other provision of this Declaration of Trust or the By-laws inconsistent with this Article, shall be prospective only, to the extent that such repeal or modification would, if applied retrospectively, adversely affect any limitation on the liability of any Covered Person or indemnification available to any Covered Person with respect to any act or omission which occurred prior to such repeal, modification or adoption.

Section 3.          INDEMNIFICATION OF SHAREHOLDERS. If any Shareholder or former Shareholder of any Series is held personally liable solely by reason of his or her being or having been a Shareholder and not because of his or her acts or omissions or for some other reason, the Shareholder or former Shareholder (or his or her heirs, executors, administrators or other legal representatives or, in the case of any corporate or other entity, its corporate or other general successor) shall be entitled out of the Assets belonging to the applicable Series to be held harmless from and indemnified against all loss and expense arising from such liability. The Trust, on behalf of the affected Series, shall, upon request by such Shareholder or former Shareholder, assume the defense of any claim made against him or her for any act or obligation of the Series and satisfy any judgment thereon or expenses related thereto from the Assets belonging to the Series.

ARTICLE X

MISCELLANEOUS

Section 1.          TRUST NOT A PARTNERSHIP. This Declaration of Trust creates a statutory trust pursuant to the Delaware Act and not a general partnership, limited partnership, joint stock association, corporation, bailment, or any form of legal relationship other than a statutory trust pursuant to the Delaware Act. No Trustee shall have any power to bind personally either the Trust’s officers, other Trustees or any Shareholder. Nothing in this Declaration of Trust shall be construed to make the Shareholders, either by themselves or with the Trustees, partners or members of a joint stock association.

Section 2.          TRUSTEE ACTION; EXPERT ADVICE; NO BOND OR SURETY. The exercise by the Trustees of their powers and discretion hereunder in good faith and with reasonable care under the circumstances then prevailing shall be binding upon everyone interested. Subject to the provisions of Article IX, the Trustees shall not be liable for errors of judgment or mistakes of fact or law.

Subject to the provisions of Article IX, each Covered Person shall, in the performance of his or her duties, be fully and completely justified and protected with regard to any act or any failure to act resulting from reliance in good faith upon the records, books and accounts of the Trust or, as applicable, any Series, upon an opinion or other advice of legal counsel, or upon reports made or advice given to the Trust or, as applicable, any Series, by any Trustee or any of its officers, employees or a service provider selected with reasonable care by the Trustees or officers of the Trust, regardless of whether the person rendering such report or advice may also be a Trustee, officer or employee of the Trust or, as applicable, any Series.

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The Trustees shall not be required to give any bond as such, nor any surety if a bond is obtained.

Section 3.          TERMINATION OR REORGANIZATION OF THE TRUST.

(a)          This Trust and each Series or Class designated and established hereunder shall have perpetual existence. Notwithstanding anything else contained herein but subject to applicable federal and state law, the Trustees may, without any Shareholder vote or approval:

(i)        sell, convey, merge and/or transfer all or substantially all of the assets of the Trust or Assets belonging to any affected Series to another Series or to another entity that is an open-end investment company as defined in the 1940 Act, or is a series thereof, for adequate consideration, which may include the assumption of all outstanding taxes and other Liabilities, accrued or contingent, of the Trust or any affected Series, and which may include shares of or interests in such Series, entity or series thereof;

(ii)       at any time sell and convert into cash all or substantially all of the assets of the Trust or Assets belonging to any affected Series;

(iii)      cause the Trust to merge or consolidate with or into, or be reorganized as, another trust, or a corporation, partnership, limited liability company, association or other organization, organized under the laws of Delaware or any other jurisdiction or a segregated portfolio of assets (“series”) of any of the foregoing (each, an “Entity”);

(iv)      cause any Series to merge or consolidate with or into, or be reorganized as, a newly organized Entity in a transaction or series of transactions intended to qualify as a reorganization under Section 368(a)(1)(F) of the Tax Code or a successor provision;

(v)       cause the Trust to incorporate under the laws of Delaware or any other jurisdiction; and/or

(vi)      cause to be organized, or assist in organizing, an Entity to acquire all or part of the Trust Property or of the Assets belonging to a Series or to carry on any business in which the Trust directly or indirectly has any interest and to sell, convey and transfer all or part of the Trust Property or of the Assets belonging to a Series to any such Entity in exchange for shares or other equity securities thereof or otherwise and to lend money to, subscribe for the shares or other equity securities of and enter into any contracts with any such Entity.

The Trustees or Trust or Series shall provide written notice to affected Shareholders of any transaction described in this Section 3. The transactions described in this Section 3 may be effected through share-for-share exchanges, transfers or sale of assets, shareholder in-kind redemptions and purchases, exchange offers or any other method the Trustees approve.

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(b)          Upon making reasonable provision for the payment of all known Liabilities of the Trust or any affected Series, as the case may be, in either (i) or (ii) of (a) above, by such assumption or otherwise, the Trustees shall distribute the remaining proceeds or assets (as the case may be) ratably among the Shareholders of the Trust or such affected Series; however, the payment to any particular Class of such Series may be reduced by any fees, expenses or charges allocated to that Class. Upon completion of the distribution of the remaining proceeds or assets pursuant to (i) or (ii) of (a) above, the Trust or affected Series, as the case may be, shall dissolve and the Trustees and the Trust shall be discharged of any and all further liabilities and duties hereunder with respect thereto and the right, title and interest of all parties therein shall be canceled and discharged. Upon dissolution of the Trust, following completion of winding up of its business and affairs, the Trustees shall cause a certificate of cancellation of the Trust’s certificate of trust to be filed in accordance with the Delaware Act, which certificate of cancellation may be signed by any one Trustee. Upon completion of the foregoing, the Trust or any affected Series, as the case may be, terminates.

(c)          Any agreement of merger or consolidation or certificate of merger may be signed by a majority of Trustees, and facsimile signatures conveyed by electronic or telecommunication means shall be valid. Pursuant to and in accordance with the provisions of Section 3815(f) of the Delaware Act, an agreement of merger or consolidation approved by the Trustees in accordance with this Section 3 may effect any amendment to the Declaration of Trust or effect the adoption of a new Declaration of Trust of the Trust if it is the surviving or resulting trust in the merger or consolidation.

Section 4.          DECLARATION OF TRUST. The original or a copy of this Declaration of Trust and of each amendment and/or restatement hereto or Declaration of Trust supplemental shall be kept at the office of the Trust or with the official books and records of the Trust and Series. Anyone dealing with the Trust or any Series may rely on a certificate by a Trustee or an officer of the Trust as to the authenticity of the Declaration of Trust or any such amendments, restatements or supplements and as to any matters in connection with the Trust or such Series. This Declaration of Trust may be executed in any number of counterparts, each of which shall be deemed an original. Except as required by applicable law, no other documents, statements or information, such as the Trust’s registration statement, as amended from time to time, modify the provisions of this Declaration of Trust and shall not give rise to any rights or duties hereunder. To the maximum extent permitted by law, the Trust’s public filings, including its registration statement, as amended from time to time, shall not give rise to any contractual or other types of rights or duties, but such documents may expressly describe any rights or duties.

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Section 5.          APPLICABLE LAW AND VENUE. This Declaration of Trust and the Trust and Series governed hereunder are governed by and construed and administered according to the Delaware Act and the applicable laws of the State of Delaware; provided, however, that there shall not be applicable to the Trust, any Series, the Trustees or this Declaration of Trust (a) the provisions of Section 3540 of Title 12 of the Delaware Code or (b) any provisions of the laws (statutory or common) of the State of Delaware (other than the Delaware Act) pertaining to trusts that relate to or regulate (i) the filing with any court or governmental body or agency of trustee accounts or schedules of trustee fees and charges, (ii) affirmative requirements to post bonds for trustees, officers, agents or employees of a trust, (iii) the necessity for obtaining court or other governmental approval concerning the acquisition, holding or disposition of real or personal property, (iv) fees or other sums payable to trustees, officers, agents or employees of a trust, (v) the allocation of receipts and expenditures to income or principal, (vi) restrictions or limitations on the permissible nature, amount or concentration of trust investments or requirements relating to the titling, storage or other manner of holding of trust assets, (vii) the establishment of fiduciary or other standards or responsibilities or limitations on the acts or powers of trustees that are inconsistent with the limitations or liabilities or authorities and powers of the Trustees set forth or referenced in this Declaration of Trust; (viii) the requirement that a trust have an identified beneficiary at the time of formation; or (ix) the requirement that a trust have corpus at the time of formation. The Trust shall be of the type commonly called a Delaware statutory trust, and, without limiting the provisions hereof, the Trust and the Series may exercise all powers that are ordinarily exercised by such a trust under Delaware law. The Trust and the Series specifically reserve the right to exercise any of the powers or privileges afforded to trusts or actions that may be engaged in by trusts under the Delaware Act, and the absence of a specific reference herein to any such power, privilege or action shall not imply that the Trust or a Series may not exercise such power or privilege or take such actions.

Any suit, action or proceeding brought by or in the right of any Shareholder or any person claiming any interest in any Shares seeking to enforce any provision of, or based on any matter arising out of, related to, or in connection with, this Declaration of Trust or the Trust, any Series or Class or any Shares, including without limitation any claim of any nature against the Trust, any Series or Class, the Trustees or officers of the Trust, or a service provider shall be brought exclusively in the Delaware Court of Chancery to the extent that court has subject matter jurisdiction over the action and/or claims asserted and otherwise in the courts of the State of Delaware to the extent there is subject matter jurisdiction in those courts for the claims asserted, and all Shareholders and other such persons hereby irrevocably consent to the jurisdiction of such courts in any such suit, action or proceeding and irrevocably waive, to the fullest extent permitted by law, any objection they may make now or hereafter have to the laying of the venue of any such suit, action or proceeding in such court or that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum and further, IN CONNECTION WITH ANY SUCH SUIT, ACTION, OR PROCEEDING BROUGHT IN THE COURTS OF THE STATE OF DELAWARE, ALL SHAREHOLDERS AND ALL OTHER SUCH PERSONS HEREBY IRREVOCABLY WAIVE THE RIGHT TO A TRIAL BY JURY TO THE FULLEST EXTENT PERMITTED BY LAW. All Shareholders and other such persons agree that service of summons, complaint or other process in connection with any proceedings may be made by registered or certified mail or by overnight courier addressed to such person at the address shown on the books and records of the Trust for such person or at the address of the person shown on the books and records of the Trust with respect to the Shares that such person claims an interest in. Service of process in any such suit, action or proceeding against the Trust or any Trustee or officer of the Trust may be made at the address of the Trust’s registered agent in the State of Delaware. Any service so made shall be effective as if personally made in the State of Delaware.

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Section 6.          DERIVATIVE ACTIONS. (a) To the maximum extent permitted by law, no Shareholder or group of Shareholders shall have the right to bring or maintain any court action, proceeding or claim on behalf of the Trust or any Series or Class without first making demand on the Trustees requesting the Trustees to bring or maintain such action, proceeding or claim. To the maximum extent permitted by law, such demand shall not be excused under any circumstances, including claims of alleged interest on the part of the Trustees, unless the plaintiff makes a specific showing that such demand is not likely to succeed and irreparable nonmonetary injury to the Trust or Series or Class that the plaintiff could not reasonably have prevented would otherwise result. To the maximum extent permitted by law, for purposes of this Article X, Section 6, a demand on the Trustees shall only be deemed not likely to succeed if a majority of the Trustees, or a majority of any committee established to consider the merits of the action, are Interested Persons. Such demand shall be mailed to the Secretary of the Trust at the Trust’s principal office and shall set forth with particularity the nature of the proposed court action, proceeding or claim, the essential facts relied upon by the Shareholder(s) to support the allegations made in the demand, and the reasonably estimated damages or other relief sought. Such demand shall also be executed by or on behalf of no fewer than three complaining Shareholders, each of which shall be unaffiliated and unrelated to any other complaining Shareholder executing such demand. The Trustees shall consider such demand within a time frame that the Trustees in their discretion consider reasonable and appropriate. In their sole discretion, the Trustees may submit the matter to a vote of Shareholders of the Trust or a Series or Class, as appropriate. To the maximum extent permitted by law, any decision by the Trustees to bring, maintain or settle (or not to bring, maintain or settle) such action, proceeding or claim, or to submit the matter to a vote of Shareolders, shall be final and binding upon the Shareholders, and judicially unreviewable. Any such derivative actions are subject to the provisions of Article X, Section 6 herein.

(b)          To the maximum extent permitted by law, no Shareholder or group of Shareholders shall have the right to bring or maintain a direct action or claim for monetary damages against the Trust or any Series or Class or the Trustees predicated upon an express or implied right of action under this Declaration of Trust or the 1940 Act (excepting rights of action permitted under section 36(b) of the 1940 Act), nor shall any Shareholder, who is similarly situated to one or more other Shareholders with respect to the alleged injury, have the right to bring such an action, unless such group of Shareholders or such Shareholder has obtained authorization from the Trustees to bring the action. To the maximum extent permitted by law, the requirement of authorization shall not be excused under any circumstances, including claims of alleged interest on the part of the Trustees. A request for authorization shall be mailed to the Secretary of the Trust at the Trust’s principal office and shall set forth with particularity the nature of the proposed court action, proceeding or claim and the essential facts relied upon by the group of Shareholders or Shareholder to support the allegations made in the request. The Trustees shall consider such request within a time frame that the Trustees in their discretion consider reasonable and appropriate. In their sole discretion, the Trustees may submit the matter to a vote of Shareholders of the Trust or Series or Class, as appropriate. Any decision by the Trustees to settle or to authorize (or not to settle or to authorize) such court action, proceeding or claim, or to submit the matter to a vote of Shareholders, shall be binding upon the applicable group of Shareholders or Shareholder.

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In addition to the foregoing and to the maximum extent permitted by law, no Shareholder may bring a direct action or claim claiming injury as a Shareholder of the Trust, or any Series or Class thereof, where the matters alleged (if true) would give rise to a claim by the Trust or by the Trust on behalf of a Series or Class, unless the Shareholder has suffered an injury distinct from that suffered by Shareholders of the Trust, or the Series or Class, generally. A Shareholder bringing a direct claim must be a Shareholder of the Series or Class against which the direct action is brought at the time of the injury complained of, or acquire the Shares afterwards by operation of law from a person who was a Shareholder at that time.

(c)          To the maximum extent permitted by law, each Shareholder acknowledges and agrees that any alleged injury to Trust Property or Assets belonging to a Series, as the case may be, any diminution in the value of the Shareholder’s shares, or any other claim arising out of or relating to an allegation regarding the actions, inaction, or omissions of or by the Trustees, the Trust’s officers, or a service provider is a legal claim belonging only to the Trust and not to the Shareholders individually. Accordingly, all Shareholders agree to bring any and all such claims pursuant only to the provisions of this Article X, Section 6.

(d)          In addition to satisfying the requirements set forth in this Declaration of Trust and any requirements applicable to shareholders of Delaware statutory trusts that are not inconsistent with the terms of this Declaration of Trust, a Shareholder or Shareholders may bring a derivative action on behalf of the Trust only if the following conditions are met:

(i)        A Shareholder or Shareholders eligible to bring such derivative action must collectively hold Shares representing ten percent (10%) or more of the all Shares issued and outstanding or of the Series or Classes to which such action relates if it does not relate to all Series and Classes, to join in the request for the Trustees to commence such action; and

(ii)       The Trustees shall be entitled to retain counsel or other advisers in considering the merits of the request and shall require an undertaking by the Shareholder(s) making such request to reimburse the Trust for the expense of any such advisers in the event that the Trustees determine not to bring such action.

(e)          For purposes of this Article X, Section 6, the Trustees may designate a committee to consider a Shareholder demand. Such committee shall be entitled to retain counsel or other advisers in considering the merits of the request and shall require an undertaking by the Shareholder(s) making such request to reimburse the Trust for the expense of any such advisers in the event that the committee determines not to bring such action.

Section 7.          AMENDMENTS. The Trustees may, without any Shareholder vote or approval, amend or otherwise supplement this Declaration of Trust by making an amendment, a Declaration of Trust supplemental hereto or an amended and restated Declaration of Trust; provided, that Shareholders shall have the right to vote on any amendment that is required to be approved by Shareholders by law or by the Trust’s registration statement(s) filed with the Commission or that is submitted to them by the Trustees in their sole discretion. Any amendment that is submitted to Shareholders, which the Trustees determine would affect the Shareholders of a particular Series or Class, shall be authorized by vote of the Shareholders of such Series or Class, and no vote shall be required of Shareholders of any Series or Class not affected.

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Section 8.          FISCAL YEAR. The fiscal year of each Series of the Trust shall end on a specified date as set forth in the By-laws or by resolution. The Trustees may change the fiscal year of the Trust or any Series without Shareholder approval. Different Series may have different fiscal years.

Section 9.          SEVERABILITY. The provisions of this Declaration of Trust are severable. If the Trustees determine, with the advice of counsel, that any provision hereof conflicts with the 1940 Act, the regulated investment company provisions of the Tax Code or other applicable laws and regulations, the conflicting provision shall be deemed never to have constituted a part of this Declaration of Trust; provided, however, that such determination shall not affect any of the remaining provisions of this Declaration of Trust or render invalid or improper any action taken or omitted prior to such determination. If any provision hereof is held invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall attach only to such provision only in such jurisdiction and shall not affect any other provision of this Declaration of Trust.

Section 10.         INTERPRETATION. As used herein, the singular includes the plural and vice versa. Words denoting any gender include all genders. The Trustees may construe any of the provisions of this Declaration of Trust insofar as the same may appear to be ambiguous or inconsistent with any other provisions hereof, and any such construction hereof by the Trustees in good faith shall be conclusive as to the meaning to be given to such provisions. Headings herein are for convenience only and shall not affect the construction of this Declaration of Trust.

IN WITNESS WHEREOF, the undersigned, being the sole initial Trustee of the Trust, has executed this Declaration of Trust as of the date written above.

Neil Duncan

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